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                          TRICO MARINE SERVICES, INC.

                                 EXHIBIT 11.1

              (in thousands, except share and per share amounts)

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

               For the Year Ended December 31, 1999     For the Year Ended December 31, 1998    For the Year Ended December 31, 1997
              -------------------------------------   ---------------------------------------   ------------------------------------
                   Loss       Shares      Per Share      Income         Shares      Per Share      Income        Shares    Per Share
               (Numerator) (Denominator)   Amount      (Numerator)   (Denominator)   Amount      (Numerator)  (Denominator)  Amount
              ------------ ------------- ----------   ------------   -------------  ---------    -----------  -------------- -------
Income (loss)
before
extraordinary
item           $ (31,580)            -                  $  25,280               -                 $ 35,299              -
              ------------ -------------              ------------   -------------               -----------  --------------
Basic
EPS
Income (loss)
available for
common
shareholders     (31,580)    25,062,934   $  (1.26)        25,280       20,342,244   $  1.24        35,299      15,895,023    $ 2.22
                                         ==========                                 =========                                =======
Effect of
Dilutive
Securities
Stock
option
grants                 -             -                         -           673,069                      -          863,443
              ------------ -------------              ------------   -------------               -----------  --------------
Diluted
EPS
Income (loss)
available
to common
shareholders
plus assumed
conversions    $ (31,580)    25,062,934   $  (1.26)     $  25,280       21,015,313   $  1.20      $ 35,299      16,758,466    $ 2.11
              ==========    ===========   ========      =========      ===========   =======      ========     ===========   =======


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